Exhibit 4.2

Warrant Certificate

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W- 1 1,428,571	WARRANT TO PURCHASE
Issued: 5 April 2010	$0.001 PAR VALUE COMMON STOCK

Neutron Energy, Inc.

Warrant

THIS IS TO CERTIFY that for cash consideration of $10 and other value received, and subject to these terms and conditions, “RMB Australia Holdings Limited”, a company incorporated under the laws of Australia (“Lender”), or such other person or entity to which or whom this Warrant is transferred (the “Holder”), is entitled to exercise this Warrant to purchase 1,428,571 fully paid and non-assessable shares of Neutron Energy, Inc., a Nevada corporation (the “Company”), $0.001 par value per share common stock (the “Warrant Stock”), at a price per share of the lesser of:

(1)                                          $1.75; and

(2)                                          the lowest price of any shares issued in connection with any equity capital raising undertaken by the Company prior to the expiration of the Exercise Period,

(the Exercise Price”) (the number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1.                                                   Method of Exercise

1.1                                             Cash Exercise Right. This Warrant may be exercised by the Holder, at any time during the period (the “Exercise Period”) that (a) commences on the date of issue of this Warrant (b) ends on a date 48 months from the date of issue of this Warrant. During the Exercise Period the Holder may exercise this Warrant in whole or in part, by delivering to the Company at 9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States if America (or any other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (x) this Warrant certificate, (y) a certified or cashier’s cheque payable to the Company, or cancelled indebtedness of the Company to the Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the Purchase Price”), and (z) the Notice of Cash Exercise attached as

Exhibit A duly completed and executed by the Holder. On exercise, the Holder will be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock purchased.

1.2                                             Net Issuance Right. Despite the payment provisions described above, the Holder may elect to convert all or a portion of this Warrant into shares of Warrant Stock by surrendering this Warrant at the office of the Company at the address set out in Section 1. 1 and delivering to the Company the Notice of Net Issuance Exercise attached as Exhibit B duly completed and executed by the Holder, in which case the Company will issue to the Holder the number of shares of Warrant Stock of the Company equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C, and (c) dividing the product by A as set out in the following equation:

X = ((A - B) x C)/A where:

X                                               = the number of shares of Warrant Stock issuable on net issuance exercise pursuant to the provisions of this Section 1.2.

A                                               = the Fair Market Value (as defined below) of one share of Warrant Stock on the date of net issuance exercise.

B                                               = the Exercise Price for one share of Warrant Stock under this Warrant (as adjusted from time to time pursuant to Section 4 hereof).

C                                               = the number of shares of Warrant Stock as to which this Warrant is exercisable pursuant to the provisions of this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised as set out in the Notice of Net Issuance Exercise.

If the foregoing calculation results in a negative number, then no shares of Warrant Stock shall be issued on net issuance exercise pursuant to this Section 1.2.

“Fair Market Value” of a share of Warrant Stock means:

(a)                                 if the net issuance exercise is in connection with a transaction specified in Section 4.1, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Company’s Board of Directors) to be received pursuant to such transaction by the holder of one share of Warrant Stock;

(b)                                if the net issuance exercise is after the occurrence of the initial public offering of the Company’s Common Stock:

(1)                                 if the Company’s Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, the average of the closing or last sale price reported for the ten business days immediately preceding the date of net issuance exercise multiplied by the number of shares of Common Stock into which such shares of Warrant Stock could be converted on the date of net issuance exercise, if such Warrant Stock is then convertible into Common Stock;

(2)                                  if the Company’s Common Stock is not traded on an exchange or on the Nasdaq National Market, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the ten market days immediately preceding the date of net issuance exercise multiplied by the number of shares of Common Stock into which shares of Warrant Stock could be converted on the date of net issuance exercise, if that Warrant Stock is then convertible into Common Stock; and

(c)                                 in all other cases, the fair value as determined in good faith by the Company’s Board of Directors.

On net issuance exercise in accordance with this Section 1.2, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock determined in accordance with the foregoing.

2.                                       Delivery of Stock Certificates; No Fractional Shares

(a)                                 Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or after notice of net issuance exercise and compliance with Section 1.2, the Company at its expense will issue in the name of and deliver to the Holder (i) a certificate or certificates for the number of fully paid and non-assessable shares of Warrant Stock to which the Holder will be entitled on the exercise of this Warrant, and (ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder will for all purposes be deemed to have become the holder of record of the shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date this Warrant is exercised is a date when the stock transfer books of the Company are closed, a person will be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

(b)                                No fractional shares will be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company will pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company’s Board of Directors) on the date of exercise such fraction multiplied by the Exercise Price.

3.                                      Covenants as to Warrant Stock.

(a)                                  The Company covenants that at all times during the Exercise Period there will be reserved for issuance and delivery on exercise of this Warrant the number of shares of Warrant Stock as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, on their issuance, be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all pre-emptive rights, except restrictions arising (i) under federal and state securities laws, (ii) not by or through the Company, or (iii) by agreement between the Company and the Holder or its successors.

(b)

(i)                                    The Company must use its best efforts to file a registration statement on Form S-1 or other available form in relation to all securities which are issuable on exercise of this Warrant (Registration Statement) concurrently with any initial public offering of the Company’s Common Stock.

(ii)                                 The Company must use its best efforts to cause the Registration Statement to become effective within 6 months from the date on which it was filed.

(iii)                              A registration statement filed by the Company may deal solely with the securities which are issuable on exercise of this Warrant or may include those securities in any other registration statement relating to the registration of other securities of the Company.

(iv)                             The Company must register any securities under any applicable securities or “blue sky” laws of each State of the United States which the Lender reasonably requests.

4.                                       Adjustments; Termination of Warrant on Certain Events.

4.1                                Effect of Reorganization. On a merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a “Reorganization”) during the Exercise Period, as a result of which the share holders of the Company receive cash, stock or other property in exchange for their shares of Warrant Stock, lawful provision will be made so that the Holder will then be entitled to receive, on exercise of this Warrant, the number of shares of securities of the successor corporation resulting from the Reorganization (and cash and other property), to which a holder of the Warrant Stock issuable upon exercise of this Warrant would have been entitled in the Reorganization if this Warrant had been exercised immediately before to the Reorganization. If the per share consideration payable to the Holder for shares in connection with any Reorganisation is in a form other than cash or marketable securities, then the value of the consideration will be determined in good faith by the Company’s Board of Directors. In each case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) will be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) will be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event on the exercise of this Warrant.

4.2                                Adjustments for Stock Splits, Dividends, Reclassification, etc.  If the Company issues any shares of the same class as the Warrant Stock as a stock dividend or subdivides the number of outstanding shares of the same class into a greater number of shares, then, in either case, the Exercise Price in effect before the dividend or subdivision will be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company contracts the number of outstanding shares of the same class as the Warrant Stock by combining shares of the same class into a smaller number of shares, then the Exercise Price in effect before that combination will be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant will be proportionately decreased. If the Company at any time while this Warrant, or any portion of this Warrant, remains outstanding and unexpired will, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant will then represent the right to acquire the number and kind of securities as would have been issuable as the result of a change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to the reclassification or other change and the Exercise Price will be appropriately adjusted all subject to further adjustments as provided in Section 4. Each adjustment in the number of shares of Warrant Stock issuable will be to the nearest whole share.

4.3                                Adjustment to Exercise Price for Dilutive Issues. In case the Company at any time or from time to time before or during the Exercise Period issues any shares of Warrant Stock (other than shares (x) issued as a stock dividend or stock split as provided in Section 4.2, (y) pursuant to exercise of options, warrants or other securities convertible into Warrant Stock and outstanding on the original issuance date of this Warrant or (z) pursuant to any equity compensation granted in the ordinary course to Company directors and employees) for a consideration per share that is less than the Exercise Price, then on the date of that issue the Exercise Price shall be reduced to a price (calculated to the nearest cent) equal to the quotient of (a) the sum of (i) the per-share consideration received by the Company in that issue plus (ii) the product of the number of fully diluted shares of equity securities of the Company outstanding immediately before the issuance times the Exercise Price, divided by (b) the number of fully diluted shares of equity securities of the Company outstanding immediately after the issuance. In the case of the issuance of options to purchase or rights to subscribe for Warrant Stock, securities by their terms convertible into or exchangeable for Warrant Stock, or options to purchase or rights to subscribe for convertible or exchangeable securities, the following provisions shall apply:

(a)                                 the aggregate maximum number of shares of Warrant Stock deliverable on exercise of options to purchase or rights to subscribe for Warrant Stock will be deemed to have been issued at the time those options or rights were issued for a consideration equal to the consideration received by this corporation on the issuance of the options or rights plus the minimum purchase price provided in the options or rights for the Warrant Stock covered by the options or rights, but no further adjustment to the Exercise Price will be made for the actual issuance of Warrant Stock on the exercise of the options or rights in accordance with their terms;

(b)                                the aggregate maximum number of shares of Warrant Stock deliverable on conversion of or in exchange for any convertible or exchangeable securities or on the exercise of options to purchase or rights to subscribe for convertible or exchangeable securities and subsequent conversion or exchange of those securities will be deemed to have been issued at the time the securities were issued or the options or rights were issued for a consideration equal to the consideration received by this corporation for any convertible or exchangeable securities and related options or rights, plus the additional consideration, if any, to be received by this corporation on the conversion or exchange of those securities or the exercise of any related options or rights, but no further adjustment to the Exercise Price will be made for the actual issuance of Warrant Stock on the conversion or exchange of the securities in accordance with their terms;

(c)                                 if options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Warrant Stock issuable, on the exercise, conversion or exchange of those securities, the Exercise Price computed on the original issue thereof, and any subsequent adjustments, will, on that increase or decrease becoming effective, be recomputed to reflect the increase or decrease with respect to the options, rights and securities not already exercised, converted or exchanged before the increase or decrease became effective, but no further adjustment to the Warrant Price will be made for the actual issuance of Warrant Stock on the exercise of any options or rights or the conversion or exchange of those securities in accordance with their terms;

(d)                                on the expiration of any options or rights, the termination of any rights to convert or exchange or the expiration of any options or rights related to convertible or exchangeable securities, the Exercise Price will promptly be readjusted to the Exercise Price as would have been obtained had the adjustment which was made on the issuance of the options, rights or securities or options or rights related to those securities been made on the basis of the issuance of only the number of shares of Warrant Stock actually issued on the exercise of the options or rights, on the conversion or exchange of those securities or on the exercise of the options or rights related to those securities.

4.4                                Calculation of Consideration. In the case of an issue of additional shares of Warrant Stock for cash, the consideration received by the Company will be deemed to be the net cash proceeds received for the shares. In the case of an issue of additional shares of Warrant Stock for noncash consideration, the Company’s Board of Directors will determine the value of the consideration and the determination, unless shown by the Holder to have been made other than in good faith, will be conclusive.

4.5                                Certificate as to Adjustments. In the case of any adjustment in the Exercise Price or number and type of securities issuable on exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting out the adjustment in reasonable detail.

5.                                       Securities Laws Restrictions; Legend on Warrant Stock

(a)                                 This Warrant and the securities issuable on exercise have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any transaction involving the securities, (ii) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that the transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that the transaction is exempt from registration. Despite any thing else contained in clause 5(a), the Company will not require the Holder to provide a legal opinion for transfers of this Warrant or the securities issuable on exercise of this Warrant if a transfer is made in full compliance with Rule 144 of the Securities Act.

(b)                                A legend setting out or referring to the restrictions in clause 5(a) will be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order will be placed on the books of the Company and with any transfer agent until the securities may be legally sold or otherwise transferred.

6.                                      Exchange of Warrant; Lost or Damaged Warrant Certificate. This Warrant is exchangeable on its surrender by the Holder at the office of the Company. On receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

7.                                       Notices of Record Date, etc.

In the event of.

(a)                                 any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right;

(b)                                any Reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company;

(c)                                 any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d)                                any proposed issue or grant by the Company to the holders of Warrant Stock of any shares of stock of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(e)                                 any other event as to which the Company is required to give notice to any holders of Warrant Stock,

then the Company will mail to the Holder a notice specifying (1) in relation to clause 7(a), the date on which any record is to be taken, (ii) in relation to clause 7(b) and clause 7(c), the date on which any Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Stock or securities into which the Warrant Stock is convertible will be entitled to exchange their shares for securities or other property deliverable on such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up, (iii) in relation to clause 7(d), the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date the proposed issue or grant and the persons or class of persons to whom the proposed issue or grant is to be offered or made, and (v) in relation to clause 7(e), in reasonable detail, the facts, including the proposed date, concerning any other event. Such notice shall be delivered to the Holder at least ten business days prior to the date specified in the notice.

8.             Miscellaneous.

8.1                               Holder as Owner. The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

8.2                                No Shareholder Rights. This Warrant does not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated in this Warrant; and no dividend or interest will be payable or will accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised.

8.3                                Notices. Unless otherwise provided, any notice under this Warrant will be given in writing and will be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set out in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at any such other address as such party may designate by twenty days’ advance written notice to the other party given in the foregoing manner.

If to the Holder:

To the address last furnished
in writing to the Company by
the Holder

If to the Company:

Neutron Energy, Inc.
9000 East Nichols Avenue
Suite 225, Englewood

Colorado 80112
United States of America
Telephone: +1 303 531 0470
Fax: +1 303 531 0519

8.4                                Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 8.4 will be binding on each future Holder and the Company.

8.5                                Governing Law; Jurisdiction; Venue. This Warrant will be governed by and construed under the laws of the State of Colorado without regard to principles of conflict of laws. The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in the City and County of Denver, Colorado, in connection with any action relating to this Warrant.

8.6                                Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

Neutron Energy, Inc.

By:	/S/ Edward M. Topham
Name: Edward M. Topham
Title: Chief Financial Officer

Exhibit A - NOTICE OF CASH EXERCISE

To:          Neutron Energy, Inc.

The undersigned hereby irrevocably elects to purchase [                ] shares of $                 per share par value common stock of Neutron Energy, Inc. (the “Company”) issuable on the exercise of the attached Warrant and requests that certificates for these shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if the number of shares set out in this notice are not all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of the shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that the shares of the common stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In addition, the undersigned represents that he, she or it (as the case may be) is an “accredited investor” as such term is defined in Rule 501 (a) of the Securities Act.

[Payment enclosed in the amount of $            .]

[Company Debt cancelled in the amount of $            .]

Dated:

Name of Holder of Warrant:

(please print)

Address:

Signature:

Exhibit B - NOTICE OF NET ISSUANCE EXERCISE

To:          Neutron Energy, Inc.

The undersigned hereby irrevocably elects to convert that amount of the attached Warrant as specified below into the specified number of shares of $                 per share par value common stock of Neutron Energy, Inc. (the “Company”) as is determined pursuant to Section 1.2 of the attached Warrant. The undersigned requests that certificates for the net issuance shares be issued in the name of and delivered to the address of the undersigned, at the address stated below. The undersigned agrees with and represents to the Company that the shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In addition, the undersigned represents that he, she or it (as the case may be) is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act.

Dated:

Name of Holder of Warrant:

(please print)

Number of Shares to be Converted:

Address:

Signature: